Exhibit 99.1

CONTACT:	Marie Remboulis – 248/354-9809

Federal-Mogul Reports First Quarter 2006 Results

Southfield, Michigan, April 19, 2006…Federal-Mogul Corporation (OTC Bulletin Board: FDMLQ) today reported its financial results for the three months ended March 31, 2006.

Financial Summary (in millions)

	Three Months Ended March 31
	2006	2005
Net sales	$1,600	$1,633
Gross margin	285	275
Selling, general and administrative expenses	228	250
Loss from continuing operations, before income taxes	(39)	(22)
Adjustment of assets to fair value	(20)	(3)
Restructuring expense, net	(26)	(3)
Operational EBITDA*	146	127

*	Operational EBITDA is a non-GAAP measure defined to include discontinued operations and exclude impairment charges, Chapter 11 and U.K. Administration expenses, restructuring costs, income tax expense, interest expense, depreciation and amortization

Federal-Mogul reported net sales of $1,600 million for the quarter ended March 31, 2006, a decrease of $33 million compared to the first quarter of 2005. The most significant factors impacting sales were increased volumes of $13 million and unfavorable foreign currency of $51 million.

Gross margin for the quarter increased by $10 million over the first quarter of 2005 despite unfavorable foreign currency effects of $9 million. Productivity improvements, net of labor and benefits inflation, contributed $15 million and improvements generated on raw material costs contributed $8 million.

Selling, general and administrative expenses for the three months ended March 31, 2006, when compared to the same periods of 2005, decreased by $22 million.

Federal-Mogul reported a net loss from continuing operations before income taxes for the three months ended March 31, 2006 of $39 million compared to $22 million for the same period of 2005. The combined impact of improved gross margin and reduced selling, general and administrative expenses of $32 million was more than offset by increases in asset impairment and restructuring charges of $40 million and higher interest expense of $10 million.

Management believes that Operational EBITDA most closely approximates the cash flow associated with the operational earnings of the Company and uses Operational EBITDA to measure the performance of its operations. Operational EBITDA is a non-GAAP measure defined to include discontinued operations and exclude impairment charges, Chapter 11 and U.K. Administration expenses, restructuring costs, income tax expense, interest expense, depreciation and amortization.

The Company reported Operational EBITDA of $146 million, an improvement of $19 million compared to 2005, largely due to the productivity improvements reported within gross margin and reduced selling, general and administrative expenses. A reconciliation of Operational EBITDA to the Company’s loss from continuing operations before income taxes for the three months ended March 31, 2006 has been provided.

Combining cash provided from or used by operating activities with cash used by investing activities, the Company has generated positive cash inflows of $31 million for the quarter ended March 31, 2006, representing an improvement of $76 million when compared with net cash outflows of $45 million for the comparable period of 2005.

“Federal-Mogul continues to progress toward emergence from U.K. Administration and Chapter 11 in the U.S. Despite challenging market conditions, for the quarter ended March 31, 2006, the

Company increased net sales, excluding foreign exchange, improved EBITDA to $146 million and generated positive cash inflows of $31 million, $76 million better than the comparable period of 2005,” said Chairman, President and CEO José Maria Alapont.

“We remain focused on the implementation of our global profitable growth strategy, providing world-class customer service and leading products and technology at competitive cost.”

About Federal-Mogul

Federal-Mogul is a global supplier of automotive components, systems and modules serving the world’s original equipment manufacturers and the global aftermarket. The company utilizes its engineering and materials expertise, proprietary technology, manufacturing skill, distribution flexibility and marketing power to deliver products, brands and services of value to its customers. Federal-Mogul is focused on global profitable growth to create value for and bring greater satisfaction to its customers, employees, and stakeholders.

Headquartered in Southfield, Michigan, Federal-Mogul was founded in Detroit in 1899. On October 1, 2001, Federal-Mogul decided to separate its asbestos liabilities from its true operating potential by voluntarily filing for financial restructuring under Chapter 11 of the Bankruptcy Code in the United States and Administration in the United Kingdom. For more information on Federal-Mogul, visit the company’s Web site at http://www.federal-mogul.com.

Forward-Looking Statements

Statements contained in this press release, which are not historical fact, constitute “Forward-Looking Statements.” Actual results may differ materially due to numerous important factors that are described in Federal-Mogul’s most recent report to the SEC on Form 10-K, which may be revised or supplemented in subsequent reports to the SEC on Forms 10-Q and 8-K. Such factors include, among others, the cost and timing of implementing restructuring actions, the results of the Chapter 11 and Administration proceedings, the Company’s ability to generate cost savings or manufacturing efficiencies to offset or exceed contractually or competitively required price reductions or price reductions to obtain new business, conditions in the automotive industry, and certain global and regional economic conditions. Federal-Mogul does not intend or assume any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

FEDERAL - MOGUL CORPORATION

STATEMENTS OF OPERATIONS

(Millions of Dollars, Except Share and Per Share Data)

(Unaudited)

	Three Months Ended March 31
	2006	2005
Net sales	$1,600.3	$1,633.2
Cost of products sold	1,315.3	1,358.3

Gross margin	285.0	274.9

Selling, general and administrative expenses	227.5	249.7
Adjustment of long-lived assets to fair value	20.1	3.0
Interest expense, net	39.0	28.8
Chapter 11 and Administration related reorganization expenses	21.1	30.0
Equity earnings of unconsolidated affiliates	(9.4)	(9.3)
Restructuring expense, net	25.8	2.8
Other income, net	(0.3)	(8.4)

Loss from continuing operations before income taxes	(38.8)	(21.7)

Income tax expense	29.6	26.6

Net loss	$(68.4)	$(48.3)

Basic and diluted loss per common share:

Net loss per common share	$(0.77)	$(0.54)

Weighted average shares outstanding (in millions)	89.1	89.1

FEDERAL - MOGUL CORPORATION

BALANCE SHEETS

(Millions of Dollars)

	(Unaudited) March 31 2006	December 31 2005
Current assets:
Cash and equivalents	$395.6	$387.2
Restricted cash	699.9	700.9
Accounts receivable, net	1,095.4	1,011.1
Inventories, net	839.3	808.1
Prepaid expenses and other current assets	206.0	220.7

Total current assets	3,236.2	3,128.0

Property, plant and equipment, net	1,940.7	2,003.1
Goodwill and indefinite-lived intangible assets	1,189.3	1,189.5
Definite-lived intangible assets, net	286.6	289.6
Asbestos-related insurance recoverable	779.9	777.4
Prepaid pension costs	79.2	112.2
Other noncurrent assets	254.4	235.3

	$7,766.3	$7,735.1

Current liabilities:
Short-term debt, including current portion of long-term debt	$578.0	$606.7
Accounts payable	464.9	405.0
Accrued liabilities	563.4	536.0
Other current liabilities	124.3	116.9

Total current liabilities	1,730.6	1,664.6

Liabilities subject to compromise	5,994.5	5,988.8

Long-term debt	7.6	8.1
Postemployment benefits	2,244.4	2,230.8
Deferred income taxes	65.6	62.4
Other accrued liabilities	186.0	181.4
Minority interest in consolidated affiliates	31.9	32.0

Shareholders’ deficit:
Series C ESOP preferred stock	28.0	28.0
Common stock	445.3	445.3
Additional paid-in capital	2,156.1	2,154.6
Accumulated deficit	(3,670.5)	(3,602.1)
Accumulated other comprehensive loss	(1,453.2)	(1,458.8)

Total shareholders’ deficit	(2,494.3)	(2,433.0)

	$7,766.3	$7,735.1

FEDERAL - MOGUL CORPORATION

STATEMENTS OF CASH FLOWS

(Millions of Dollars)

(Unaudited)

	Three Months Ended March 31
	2006	2005
Cash provided from (used by) operating activities
Net loss	$(68.4)	$(48.3)
Adjustments to reconcile net loss to net cash provided from (used by) operating activities:
Depreciation and amortization	78.8	93.0
Adjustment of long-lived assets to fair value	20.1	3.0
Change in postemployment benefits, including pensions	34.9	30.3
Change in deferred taxes	(6.3)	8.9
Changes in operating assets and liabilities:
Increase in accounts receivable	(81.0)	(91.1)
Increase in inventories	(29.5)	(19.9)
Increase in accounts payable	57.4	17.6
Changes in other assets and liabilities	47.6	(4.5)

Net cash provided from (used by) operating activities	53.6	(11.0)

Cash provided from (used by) investing activities
Expenditures for property, plant and equipment	(29.6)	(39.6)
Proceeds from the sale of property, plant and equipment	2.7	5.3
Net proceeds from sale of business	4.0	—

Net cash used by investing activities	(22.9)	(34.3)

Cash provided from (used by) financing activities
Proceeds from borrowings on DIP credit facility	124.7	95.8
Principal payments on DIP credit facility	(153.0)	(20.0)
Increase in short-term debt	(0.7)	3.9
Net change in restricted cash	(1.0)	—
Principal payment in other long-term debt	(0.6)	(0.9)

Net cash (used by) provided from financing activities	(30.6)	78.8

Effect of foreign currency exchange rate fluctuations on cash	8.3	(13.7)

Increase in cash and equivalents	8.4	19.8

Cash and equivalents at beginning of period	387.2	700.6

Cash and equivalents at end of period	$395.6	$720.4

FEDERAL - MOGUL CORPORATION

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE

(Millions of Dollars)

(Unaudited)

	Three Months Ended March 31
	2006	2005
Loss from continuing operations before income taxes	$(38.8)	$(21.7)
Depreciation and amortization	78.8	93.0
Chapter 11 and Administration related reorganization expenses	21.1	30.0
Interest expense, net	39.0	28.8
Adjustment of assets to fair value	20.1	3.0
Restructuring expense, net	25.8	2.8
Finalization of 2004 Goodwill Impairment Charge	—	(7.7)
Discontinued operations and other	(0.4)	(0.9)

Operational EBITDA	$145.6	$127.3